Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Bridgeport Partners GP LLC

Address of Joint Filer:	c/o
Trebia Acquisition Corp.
41 Madison Avenue, Suite 2020
New York, NY 10010

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Trebia Acquisition Corp. [TREB]

Date of Event Requiring Statement
(Month/Day/Year):	June 16, 2020

Designated Filer:	Trebia Acquisition Corp.

Signature:

By:	/s/ Tanmay Kumar, Attorney-in-Fact for Bridgeport Partners GP LLC

Dated: June 16, 2020

Name of Joint Filer:	Frank R. Martire, Jr.

Address of Joint Filer:	c/o
Trebia Acquisition Corp.
41 Madison Avenue, Suite 2020
New York, NY 10010

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Trebia Acquisition Corp. [TREB]

Date of Event Requiring Statement
(Month/Day/Year):	June 16, 2020

Designated Filer:	Trebia Acquisition Corp.

Signature:

By:	/s/ Tanmay Kumar, Attorney-in-Fact for Frank R. Martire, Jr.

Dated: June 16, 2020

Name of Joint Filer:	Frank Martire, III

Address of Joint Filer:	c/o
Trebia Acquisition Corp.
41 Madison Avenue, Suite 2020
New York, NY 10010

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Trebia Acquisition Corp. [TREB]

Date of Event Requiring Statement
(Month/Day/Year):	June 16, 2020

Designated Filer:	Trebia Acquisition Corp.

Signature:

By:	/s/ Tanmay Kumar, Attorney-in-Fact for Frank Martire, III

Dated: June 16, 2020